Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Section 302 Certification

I, Judy C. Gavant, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Blue Ridge Bankshares, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Judy C. Gavant	Date: April 29, 2024
Judy C. Gavant
Executive Vice President and Chief Financial Officer